EXHIBIT 23.1


                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Prospectus and Registration Statement on Form S-8 of People's Liberation, Inc. of our report dated March 20, 2008, relating to our audits of the consolidated financial statements which appear in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007, filed with the Securities and Exchange Commission.



/s/ Grobstein, Horwath & Company LLP
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Grobstein, Horwath & Company LLP

Los Angeles, California
August 7, 2008